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LAW DEPARTMENT
STEVEN N. FRANK
Associate General Counsel &
Assistant Secretary
(314) 234-8091

                                            March 22, 1994





Securities and Exchange Commission
Operations Center
Stop 0-7
6432 General Green Way
Alexandria, VA  22312

     Re:  McDonnell Douglas Corporation
          1993 Annual Report on Form 10-K

Ladies and Gentlemen:

     On behalf of McDonnell Douglas Corporation, I enclose
(via EDGAR transmission) MDC's Annual Report on Form 10-K for the year ended December 31, 1993 for filing pursuant to
Section 13 of the Securities Exchange Act of 1934. The company has previously wired $250 to the SEC lockbox in payment of the filing fee.

     If you have any questions or comments, please call me at (314) 234-8091. Thank you for your assistance

                         Very truly yours,


                         /s/ Steven N. Frank
                         Steven N. Frank